Exhibit 99.1

Aura Fat Projects Acquisition Corp. Confirms Funding to Extend Period to
Consummate Initial Business Combination

Singapore –September 19, 2023 – Aura FAT Projects Acquisition Corp (NASDAQ: AFARU, AFAR, AFARW) (the “Company”), a special purpose acquisition company, announced that on September 18, 2023 it caused to be deposited $50,000 into the Company’s trust account for its public shareholders, allowing the Company to extend the period of time it has to consummate its initial business combination by one month from August 18, 2023 to September 18, 2023 (the “Second Extension”). In addition to the Second Extension, which is the second of 12 one-month extensions permitted under the Company’s governing documents, the Company also deposited $50,000 into the Company’s trust account for its public shareholders, allowing the Company to extend the period of time it has to consummate its initial business combination by one month from September 18, 2023 to October 18, 2023 (the “Third Extension”), which is the third of 12 one-month extensions permitted under the Company’s governing documents.

About Aura FAT Acquisition Corp

Aura FAT Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses. While it will not be limited to a particular industry or geographic region, the Company intends to focus its search on new emerging technology companies with an acute growth potential in Southeast Asia and Australasia in sectors such as the Web 3.0, blockchain, cryptocurrency, digital ledger, e-gaming and other new financial technology services sectors. The Company is led by its Co-Chief Executive Officer, David Andrada.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements, including those set forth in the Risk Factors section of the Company’s proxy statement filed on June 26, 2023, as further amended from time to time, with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website, www.sec.gov. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Contact:

Aura FAT Projects Acquisition Corp

1 Phillip Street, #09-00,

Royal One Phillip, Singapore, 048692

Attn:

Telephone No.: +65-3135-1511